UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2005

The Majestic Star Casino, LLC
The Majestic Star Casino Capital Corp.
(Exact name of Registrant as Specified in its Charter)

Indiana Indiana (State or Other Jurisdiction of Incorporation)	333-06489 (Commission File Number)	43-1664986 35-2100872 (IRS Employer Identification No.)
301 Fremont Street, 12th Floor

Las Vegas, Nevada 89101

(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (702) 388-2224

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

This Current Report on Form 8-K/A amends Item 9.01 of the Current Report on Form 8-K filed by The Majestic Star Casino, LLC (the “Company” or “Majestic”) on December 28, 2005 (the “December Form 8-K”), regarding the completion of the acquisition by the Company of 100% of the stock of Trump Indiana, Inc. (“Trump Indiana”). This amendment provides the historical financial statements of the business acquired under Item 9.01(a) and the pro forma financial information under Item 9.01(b), which financial statements and information were not included in the December Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

1.
The unaudited financial statements of Trump Indiana, Inc. as of September 30, 2005 and for the for the period May 20, 2005 to September 30, 2005 (Reorganized Company), January 1, 2005 to May 19, 2005 (Predecessor Company) and for the nine months ended September 30, 2004 (Predecessor Company) are included as Exhibit 99.1 to this Current Report on Form 8-K/A and are incorporated herein by reference.

2.
The audited financial statements of Trump Indiana, Inc. as of December 31, 2004 and 2003 and for the years ended December 31, 2004, 2003 and 2002 are included as
Exhibit 99.2 to this Current Report on Form 8-K/A and are incorporated herein by reference.

3.
Since October 31, 1995, our Gary, Indiana casinos, Majestic Star and Trump Indiana, have been joint venture partners operating under the First Amended and Restated Operating Agreement of Buffington Harbor Riverboats, LLC (“BHR”), which was created for the purpose of acquiring and developing a dock, pavilion and parking facilities for the gaming operations in the City of Gary ("BHR Property"). BHR is responsible for the management, development and operation of the BHR Property. Majestic Star and Trump Indiana also entered into agreements with BHR (the "Berthing Agreement") to use BHR Property for their respective gaming operations and committed to pay the cash operating losses of BHR as additional berthing fees. All expenditures requiring a cash outlay by BHR were billed to Majestic Star and Trump Indiana at cost. Accordingly, BHR recorded as expenses the cost of providing such services and recorded as revenues the amounts billed to Majestic Star and Trump Indiana.

The Buffington Harbor gaming complex is a two-level, 85,410 square foot structure containing various food and beverage outlets. At this time, BHR leases the rights to operate these food and beverage outlets to third parties. The Buffington Harbor gaming complex also contains a gift shop, banquet and entertainment facilities and a VIP lounge. Our Gary, Indiana casinos reimburse BHR for services it provides to our guests. For the nine months ended September 30, 2005 and the twelve months ended December 31, 2004, BHR’s gross revenues derived from providing services to our Gary, Indiana casino customers totaled approximately $8.4 million and $10.5 million, respectively.

For the nine months ended September 30, 2005 and the twelve months ended December 31, 2004, BHR had gross revenues of approximately $8.8 million and $11.1 million, respectively. For the nine months ended September 30, 2005 and the twelve months ended December 31, 2004, BHR had operating losses of approximately $3.5 million and $4.9 million, respectively. BHR’s net loss for the nine-month period ended September 30, 2005 and the twelve-month period ended December 31, 2004 was approximately $3.6 million and $4.9 million, respectively.

After Majestic Star and Trump Indiana reimburse BHR for all cash operating losses, the remaining net loss of BHR results from depreciation expense associated with the BHR Property and is recorded as a loss on investment in Buffington Harbor Riverboats, LLC on the Company’s consolidated statement of operations and Trump Indiana’s stand alone statement of operations. During the nine months ended September 30, 2005 and the twelve months ended December 31, 2004, Majestic Star incurred expenses from BHR in the amounts of approximately $4.2 million and $5.3 million , respectively. Trump Indiana incurred expenses from BHR during the nine months ended September 30, 2005 and the twelve months ended December 31, 2004 of approximately $4.2 million and $5.2 million, respectively. Majestic Star and Trump Indiana both had losses on investment in BHR during the nine months ended September 30, 2005 of approximately $1.8 million, and for the twelve months ended December 31, 2004, Majestic Star had a loss on investment in BHR of approximately $2.5 million and Trump Indiana recorded a loss on investment of approximately $2.4 million.

The unaudited financial statements of BHR as of September 30, 2005 and for the nine month periods ended September 30, 2005 and September 30, 2004, and the audited financial statements of BHR as of December 31, 2004 and 2003 and for the years ended December 31, 2004, 2003 and 2002 are not included as an Exhibit in the Current Report on Form 8-K/A since, as explained above, the investments in BHR and the operating financial information of BHR are already included in the financial statements of the Company and Trump Indiana.

(b)	Pro Forma Financial Information.

The unaudited pro forma condensed combined financial information presented below is derived from the Company’s historical consolidated financial statements for the year ended December 31, 2004 which are included in the Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission (the “Commission”) on March 31, 2005, and for the nine month period ended September 30, 2005 included in the Quarterly Report on Form 10-Q filed by the Company with the Commission on November 14, 2005; and the historical financial statements of Trump Indiana for the year ended December 31, 2004 and for the period from May 20, 2005 to September 30, 2005 (Reorganized Company) and from January 1, 2005 to May 19, 2005 (Predecessor Company) , both of which are included in this Current Report on Form 8-K/A as well as the historical statements of BHR and Buffington Harbor Parking Associates ("BHPA") for the year ended December 31, 2004 and the nine-month period ended September 30, 2005, which are not included in this Current Report on Form 8-K/A and which have been derived from BHR's and BHPA's financial statements.

These financial statements have been adjusted to give effect to:

(1) the formation of Majestic Holdco, LLC (“Holdco”) (a newly formed company that is now the sole parent of the Company and was a co-issuer of the Senior Discount Notes issued as part of the transactions described in this Current Report on Form 8-K/A),

(2) the consummation of the acquisition of Trump Indiana,

(3) the consolidation of BHR and BHPA,

(4) the contribution of AMB Parking, LLC’s (“AMB”) 50% interest in BHPA to the Company (together with Holdco, Trump Indiana, BHR and BHPA, the “Combined Company”),

(5) the issuance of (i) $200 million of 9 3/4% Senior Notes due 2011 by the Company and Majestic Star Casino Capital Corp. II (the “Senior Notes”), (ii) $40 million of 9 1/2% Senior Secured Notes due 2010 by the Company and The Majestic Star Casino Capital Corp. (the “Additional Senior Secured Notes”) and (iii) $63.5 million of Senior Discount Notes due 2011 by Holdco and Majestic Star Holdco, Inc. (the “Discount Notes” and, together with the Senior Notes and the Additional Senior Secured Notes, the “Notes”), and

(6) the refinancing (collectively, the “Refinancings”) of debt of BHPA and of BHR and the defeasance of the $16.3 million 11.653% Senior Secured Notes of Majestic Investor Holdings, LLC (the “Investor Notes”).

The unaudited pro forma condensed combined financial statements use the purchase method of accounting, with Holdco’s wholly owned subsidiary, the Company, treated as the acquirer and as if the acquisition of Trump Indiana had been completed on September 30, 2005, for purposes of the unaudited pro forma condensed combined balance sheet information, and on January 1, 2004 for purposes of the unaudited pro forma condensed combined statements of operations information.

The unaudited pro forma condensed combined financial statements of the Company and, ultimately, Holdco are prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined financial statements should be read in conjunction with the Company's Annual Report on Form 10-K filed by the Company with the Commission on March 31, 2005, the Company's Quarterly Report on Form 10-Q filed by the Company with the Commission on November 14, 2005, and the audited and unaudited financial statements of Trump Indiana included elsewhere in this Form 8-K/A filing.

Unaudited Pro Forma Condensed Combined Balance Sheet
as of September 30, 2005

	Majestic Historical	Trump Indiana Historical(Reorganized)	Pro Forma Adjustments		Combined Company Pro Forma
	(dollars in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$17,538	$13,176	$704	(b)	$20,200
	—	—	4	(l)
	—	—	(9,745)	(a)
	—	—	(1,477)	(c)
Restricted cash	2,150	3,267	(2,227)	(c)	3,190
Accounts receivable, net	2,209	622	74	(b)	2,905
Inventories	652	120	153	(b)	925
Prepaid expenses and deposits	2,351	1,627	257	(b)	2,909
	—	—	(1,326)	(l)
Total current assets	24,900	18,812	(13,583)		30,129
Property, equipment and improvements, net	159,678	42,694	53,824	(b)	308,102
	—	—	18,108	(e)
	—	—	33,798	(l)
Investment in Buffington Harbor Riverboats, LLC	25,688	43,796	(25,688)	(k)	—
	—	—	(25,688)	(k)
	—	—	(18,108)	(k)
Intangibles, net	6,861	49,321	(49,321)	(d)	114,861
	—	—	108,000	(g)
Goodwill	5,922	99,685	(99,685)	(f)	38,563
	—	—	32,641	(h)
Other assets, net	19,711	10,688	13,819	(i)	24,483
	—	—	(308)	(j)
	—	—	(1,846)	(v)
	—	—	80	(b)
	—	—	(14,368)	(l)
	—	—	(1,466)	(l)
	—	—	(1,827)	(l)
Total assets	$242,760	$264,996	$8,382		$516,138

See the accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements, which are an integral part of these statements.

Unaudited Pro Forma Condensed Combined Balance Sheet
as of September 30, 2005

	Majestic Historical	Trump Indiana Historical(Reorganized)	Pro Forma Adjustments		Combined Company Pro Forma
	(dollars in thousands)
LIABILITIES AND CAPITAL
Current liabilities:
Current maturities of long-term debt and capital leases	$—	$130	$—		$130
Accounts payable	2,391	1,311	667	(b)	4,535
	—	—	166	(l)
Other current liabilities	34,704	37,031	(992)	(m)	40,251
	—	—	(3,704)	(c)
	—	—	142	(b)
	—	—	(26,337)	(m)
	—	—	1,507	(y)
	—	—	876	(z)
	—	—	319	(b)
	—	—	(730)	(b)
	—	—	56	(l)
	—	—	(2,139)	(l)
	—	—	(482)	(m)
Total current liabilities	37,095	38,472	(30,651)		44,916
Long-term deferred tax liabilities	—	20,000	(20,000)	(m)	—
Long-term debt	315,000	168,534	(168,387)	(m)	584,281
	—	—	45,129	(n)
	—	—	(15,995)	(o)
	—	—	40,000	(n)
	—	—	200,000	(n)
Total liabilities	352,095	227,006	50,096		629,197
Capital:
Member’s (deficit) equity	$(109,335)	$—	$—		$(113,059)
Common stock	—	1	(1)	(q)
Additional paid-in capital	—	40,648	(40,648)	(q)
Retained earnings	—	(2,659)	2,659	(q)
	—	—	2,302	(l)
	—	—	(2,302)	(l)
	—	—	(315)	(l)
	—	—	(1,827)	(l)
	—	—	1,151	(w)
	—	—	(99,685)	(f)
	—	—	26,819	(m)
	—	—	168,387	(m)
	—	—	(49,321)	(d)
	—	—	108,000	(g)
	—	—	1,507	(y)
	—	—	877	(z)
	—	—	20,000	(m)
	—	—	(1,846)	(v)
	—	—	992	(m)
	—	—	99,685	(r)
	—	—	(26,819)	(r)
	—	—	(168,387)	(r)
	—	—	49,321	(r)
	—	—	(108,000)	(r)
	—	—	(1,507)	(p)
	—	—	(877)	(x)
	—	—	(20,000)	(r)
	—	—	315	(r)
	—	—	1,846	(r)
	—	—	(992)	(r)
	—	—	(1,691)	(s)
	—	—	(308)	(t)
	—	—	(1,049)	(u)
Total (deficit) equity	(109,335)	37,990	(41,714)		(113,059)
Total liabilities and (deficit) equity	$242,760	$264,996	$8,382		$516,138

See the accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements, which are an integral part of these statements.

Unaudited Pro Forma Condensed Combined Statement of Operations
for the Nine Months Ended September 30, 2005

	Majestic Historical	Trump Indiana Historical(Predecessor)	Trump Indiana Historical(Reorganized)	Total Adjustments		Combined Company Pro Forma
	(dollars in thousands)
Revenues:
Casino	$208,846	$53,027	$52,559	$—		$314,432
Rooms	5,716	1,079	1,255	—		8,050
Food and beverage	10,532	1,212	1,134	—		12,878
Other	3,817	764	786	442	(aa)	5,706
	—	—	—	(103)	(aa)
Gross revenues	228,911	56,082	55,734	339		341,066
Less promotional allowances	34,259	3,922	3,792	—		41,973
Net revenues	194,652	52,160	51,942	339		299,093
Costs And Expenses:
Casino	98,882	28,364	27,806	(2,068)	(cc)	152,984
Rooms	1,273	749	714	—		2,736
Food and beverage	4,435	1,847	1,708	—		7,990
Other	761	—	—	69	(aa)	830
General and administrative	49,260	11,815	11,359	8,619	(aa)	65,890
	—	—	—	(8,404)	(aa)
	—	—	—	749	(oo)
	—	—	—	(2,830)	(oo)
	—	—	—	(103)	(aa)
	—	—	—	(75)	(qq)
	—	—	—	(4,500)	(bb)
Reorganization expense (income)	—	(134,750)	38	134,712	(jj)	—
Depreciation and amortization	16,809	2,733	5,196	3,641	(aa)	30,863
	—	—	—	328	(dd)
	—	—	—	468	(oo)
	—	—	—	(106)	(ee)
	—	—	—	(283)	(ff)
	—	—	—	2,006	(gg)
	—	—	—	(679)	(ii)
	—	—	—	750	(hh)
Loss on investment in Buffington Harbor Riverboats, LLC	1,821	931	889	(3,641)	(aa)	—
Interest (income)	(181)	(46)	(98)	—		(325)
Interest expense	22,154	3,244	4,980	(8,212)	(kk)	43,129
	—	—	—	138	(aa)
	—	—	—	4,876	(ll)
	—	—	—	17,475	(mm)
	—	—	—	(1,526)	(nn)
Other non-operating (income) expense	177	(143)	25	—		59
Income (loss) before provision for income taxes	(739)	137,416	(675)	(141,065)		(5,063)
Provision for income taxes	—	(24,112)	(1,984)	26,096	(pp)	—
Income (loss) from continuing operations	$(739)	$113,304	$(2,659)	$(114,969)		$(5,063)

See the accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements, which are an integral part of these statements.

Unaudited Pro Forma Condensed Combined Statement of Operations
for the Year Ended December 31, 2004

	Majestic Historical	Trump Indiana Historical (Predecessor)	Total Adjustments		Combined Company Pro Forma
	(dollars in thousands)
Revenues:
Casino	$274,769	$140,602	$—		$415,371
Rooms	7,673	3,204	—		10,877
Food and beverage	13,462	3,150	—		16,612
Other	4,579	1,962	644	(aa)	7,055
	—	—	(130)	(aa)
Gross revenues	300,483	148,918	514		449,915
Less promotional allowances	39,972	11,250	—		51,222
Net revenues	260,511	137,668	514		398,693
Costs And Expenses:
Casino	133,466	72,443	(2,637)	(cc)	203,272
Rooms	1,784	2,023	—		3,807
Food and beverage	6,125	4,718	1,161	(aa)	12,004
Other	1,657	—	181	(aa)	1,838
General and administrative	63,309	31,547	9,805	(aa)	85,397
	—	—	(10,501)	(aa)
	—	—	913	(oo)
	—	—	(3,408)	(oo)
	—	—	(130)	(aa)
	—	—	(100)	(qq)
	—	—	(6,038)	(bb)
Reorganization expense (income)	—	2,132	(2,132)	(jj)	—
Depreciation and amortization	17,985	7,614	4,897	(aa)	34,770
	—	—	853	(dd)
	—	—	624	(oo)
	—	—	(142)	(ee)
	—	—	(736)	(ff)
	—	—	2,675	(gg)
	—	—	1,000	(hh)
Loss on investment in Buffington Harbor Riverboats, LLC	2,466	2,449	(4,915)	(aa)	—
Interest (income)	(111)	14	—		(97)
Interest expense	28,641	8,763	(8,730)	(kk)	55,757
	—	—	5,817	(ll)
	—	—	23,300	(mm)
	—	—	(2,034)	(nn)
Other non-operating (income) expense	170	(573)	—		(403)
Income (loss) before provision for income taxes	5,019	6,538	(9,209)		2,348
Provision for income taxes	—	(21,858)	21,858	(pp)	—
Income (loss) from continuing operations	$5,019	$(15,320)	$12,649		$2,348

See the accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements, which are an integral part of these statements.

NOTES TO THE UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation

The unaudited pro forma condensed combined financial statements present the pro forma financial position and results of operations of Holdco, the Company and Trump Indiana, on a combined basis, which we refer to as the “Combined Company”, based on historical financial information after giving effect to the formation of Holdco, the acquisition of Trump Indiana, the issuance of the Notes, the Refinancings, the consolidation of BHR and BHPA (as a result of the acquisition and the contribution of AMB’s 50% interest in BHPA) and the adjustments described in the these footnotes. The unaudited pro forma condensed combined financial statements contained in this Current Report on Form 8-K/A use the purchase method of accounting, with the Company treated as the acquirer and as if the acquisition of Trump Indiana had been completed on September 30, 2005, for purposes of the unaudited pro forma condensed combined balance sheet, and on January 1, 2004 for purposes of the unaudited pro forma condensed combined statements of operations. Certain line items and subtotals on the historical financial statements have been reclassified and/or condensed to allow for a more consistent presentation of the financial reporting.

The unaudited pro forma condensed combined financial statements are not necessarily indicative of the results of operations that would have been achieved had the acquisition of Trump Indiana actually taken place on January 1, 2004 and do not purport to be indicative of the effects that may be expected to occur in the future. The unaudited pro forma condensed combined financial statements should be read in conjunction with the the Company's annual report of Form 10-K filed by the Company with the Commission on March 31, 2005, the Company's quarterly report on Form 10-Q filed by the Company with the Commission on November 14, 2005, and the audited and unaudited financial statements of Trump Indiana included elsewhere in this Form 8-K/A filing.

On November 21, 2004, Trump Hotels & Casino Resorts, Inc. and certain of its subsidiaries, including Trump Indiana (collectively, the “Debtors”), filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of New Jersey (the “Bankruptcy Court”), as part of a pre-arranged plan of reorganization. While in bankruptcy, the Debtors continued to manage their properties and operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court until May 20, 2005 (the “Effective Date”), at which time the Second Amended Joint Plan of Reorganization (the “Plan”) became effective.

As described above, from the filing of the Debtors’ Chapter 11 petitions to the Effective Date, Trump Indiana operated as a debtor-in-possession under the jurisdiction of the Bankruptcy Court. Accordingly, Trump Indiana’s financial statements during the pendency of the Chapter 11 proceedings were prepared in accordance with the American Institute of Certified Public Accountants’ Statement of Position 90-7, “Financial Reporting by Entities in Reorganization under the Bankruptcy Code” (“SOP 90-7”). SOP 90-7 requires, among other things, the separate reporting of certain expenses relating to Trump Indiana’s Chapter 11 filing as reorganization items.

Upon its emergence from Chapter 11, Trump Indiana adopted fresh-start reporting in accordance with SOP 90-7. Under fresh-start reporting, a new entity was deemed to have been created for financial reporting purposes and the recorded amounts of assets and liabilities were adjusted to reflect their estimated fair values. The term “Predecessor Company” as used in this Current Report on Form 8-K/A refers to Trump Indiana for periods prior to and including May 19, 2005, and the term “Reorganized Company” refers to the reorganized Trump Indiana for periods beginning on and subsequent to May 20, 2005. As a result, the pro forma statement of operations for the nine months ended September 30, 2005 includes the historical operating results for both the Predecessor Company and the Reorganized Company. The statement of operations for the twelve months ended December 31, 2004 reflects only the historical operating results of the Predecessor Company. The pro forma balance sheet at September 30, 2005 includes the accounts of the Reorganized Company.

Our pro forma condensed combined financial statements are prepared in accordance with Article 11 of Regulation S-X.

2. Pro Forma Trump Indiana Acquisition

On November 4, 2005, the Company announced its agreement to acquire Trump Indiana for $253.0 million, subject to certain adjustments. The Company paid for the acquisition using cash proceeds from the offering of the Notes, as well as the assumption of certain liabilities of Trump Indiana, subject, in each case, to certain adjustments.

The table below sets forth the preliminary determination of the pro forma purchase price that would have been paid had the acquisition occurred on September 30, 2005 (in thousands):

Cash consideration for shares of Trump Indiana	$242,845
Estimated value of debt assumed	12,118
Estimated transaction costs	3,200
Pro forma purchase price	$258,163

The allocation of the purchase price, which is subject to change based on a final valuation of the assets acquired and liabilities assumed as of the closing date of the acquisition, is as follows (in thousands):

Current assets	$18,745
Property, equipment & improvements	104,613
Goodwill & other intangible assets	140,641
Other assets	232
Assumed liabilities	(6,068)
$258,163

The allocation of the purchase price is preliminary. The final determination of the purchase price allocation will be based on the fair values of assets acquired and the fair values of liabilities assumed as of the closing date of the acquisition. The purchase price allocation will remain preliminary until we obtain a third party valuation of significant identifiable intangible assets acquired and determine the fair value of other assets and liabilities acquired. The final determination of the purchase price will be completed as soon as practicable after the closing date of the acquisition of Trump Indiana. The final amounts allocated to assets acquired and liabilities assumed could differ significantly from the amounts presented in the unaudited pro forma condensed combined financial statements.

3. Pro Forma Adjustments

The pro forma adjustments included in the unaudited pro forma combined financial statements are as follows:

Balance Sheet

(a)
To reflect the cash proceeds from the issuance of the Discount Notes, the Additional Senior Secured Notes and the Senior Notes, net of cash consideration to be paid for the stock of Trump Indiana and cash to be used to fund transaction and financing costs related to the acquisition.

(b)	To reflect the consolidation of BHR (as a result of the acquisition) and/or the elimination of historical accounts which become “inter-company accounts” as a result of such consolidation.

(c)
To reflect the use of cash and restricted cash in order to satisfy the development obligation owed to the City of Gary by Trump Indiana pursuant to its development agreement and the elimination of the corresponding liability.

(d)	To eliminate the carrying value of trademarks ($37.0 million) and the customer relationships/database ($12.3 million) previously recorded on the historical books of Trump Indiana.

(e)	To reflect the adjustment to property, equipment and improvements held by BHR based upon the preliminary estimate of fair value.

(f)	To eliminate the goodwill previously recorded on the historical books of Trump Indiana.

(g)
To reflect the preliminary estimate of fair value of the acquired Indiana gaming license (estimated at $100.0 million with an indefinite life) and the customer relationships/database (estimated at $8.0 million with an eight year life).

(h)	To reflect the excess of acquisition cost over the preliminary estimated fair value of the net assets acquired as part of the acquisition.

(i)	To reflect the deferred financing and related costs associated with the issuance of the Discount Notes, the Additional Senior Secured Notes and the Senior Notes.

(j)	To reflect the write-off of deferred financing costs related to the Investor Notes which are to be fully defeased.

(k)	To eliminate the historical equity investment accounts of the Company and Trump Indiana in BHR due to the consolidation of BHR into the Combined Company consolidated financial statements.

(l)
To reflect the consolidation of BHPA (as a result of the acquisition and AMB’s contribution of its 50% interest in BHPA) and/or the elimination of historical accounts which become “inter-company accounts” as a result of such consolidation.

(m)
To eliminate the liabilities on the balance sheet of Trump Indiana that will cease to be outstanding or that will become the responsibility of Trump Indiana affiliates according to the terms of the acquisition.

(n)	To reflect the issuance of the $45.1 million (net of discount) of Discount Notes, the $40.0 million of Additional Senior Secured Notes and the $200.0 million of Senior Notes.

(o)	To reflect the defeasance of the Investor Notes.

(p)	To adjust the equity account due to the elimination of certain liabilities of BHR according to the terms of the acquisition.

(q)	To eliminate the historical equity of Trump Indiana.

(r)
To adjust the equity account due to: i) the elimination of certain liabilities of Trump Indiana according to the terms of the acquisition; and ii) the recording at fair value of the assets acquired in connection with the acquisition.

(s)	To reflect the charges to equity for the unamortized original issue discounts related to the Investor Notes and the BHPA debt in the amounts of $0.3 million and $1.4 million, respectively.

(t)	To reflect the charge to equity resulting from the write-off of the deferred financing costs due to the defeasance of the Investor Notes.

(u)	To reflect the charge to equity resulting from the costs associated with the defeasance of the Investor Notes.

(v)
To reflect the elimination of deferred financing costs related to the Trump Indiana debt that will cease to be outstanding or that will become the responsibility of Trump Indiana affiliates according to the terms of the acquisition.

(w)	To reflect the contribution of AMB’s 50% interest in BHPA.

(x)	To adjust the equity account due to the elimination of certain liabilities of BHPA according to the terms of the acquisition.

(y)	To eliminate the liabilities on the balance sheet of BHR that will cease to be outstanding or that will become the responsibility of Trump Indiana affiliates according to the terms of the acquisition.

(z)
To eliminate the liabilities on the balance sheet of BHPA that will cease to be outstanding or that will become the responsibility of Trump Indiana affiliates according to the terms of the acquisition.

Statement of Operations

(aa)	To reflect the consolidation of BHR and/or the elimination of historical transactions that become “inter-company transactions” as a result of such consolidation.

(bb)
To eliminate the expense associated with the 2nd Amended and Restated Marketing Agreement by and between Trump Indiana and Trump Casinos Holdings, LLC dated March 3, 2003, from the historical books of Trump Indiana as such agreement will be terminated upon the closing of the acquisition.

(cc)	To reflect the pro forma savings in expenses resulting from the amendment to the Company’s development agreement with the City of Gary.

(dd)	To reflect the pro forma adjustment to depreciation expense based on preliminary estimates of the fair value of BHR’s property, equipment and improvements.

(ee)	To eliminate the amortization of deferred financing costs resulting from the defeasance of the Investor Notes.

(ff)	To reflect the pro forma adjustment to depreciation expense based on preliminary estimates of the fair value of Trump Indiana’s property, equipment and improvements.

(gg)	To reflect the pro forma amortization of deferred financing and related costs resulting from the issuance of the Discount Notes, the Additional Senior Secured Notes and the Senior Notes.

(hh)
To reflect the pro forma expense associated with the amortization on a straight-line basis of the acquired Trump Indiana customer database based on the preliminary estimate of the fair value of such asset and an estimated useful life of eight years.

(ii)	To eliminate the amortization associated with the customer database from the historical books of Trump Indiana.

(jj)	To eliminate the reorganization items incurred by Trump Indiana in connection with its Chapter 11 bankruptcy proceeding.

(kk)
To eliminate the interest expense reflected on the historical books of Trump Indiana due to the elimination of intercompany obligations by and among Trump Indiana and its affiliates according to the terms of the acquisition.

(ll)	To reflect the pro forma interest expense associated with the $45.1 million (net of discount) of Discount Notes at a per annum interest rate of 12 1/2%.

(mm)
To reflect the pro forma interest expense associated with the $40.0 million of Additional Senior Secured Notes issued at par at a per annum interest rate of 9 1/2% and the $200.0 million of Senior Notes issued at par at a per annum interest rate of 9 3/4%.

(nn)	To eliminate the interest expense resulting from the defeasance of the Investor Notes.

(oo)	To reflect the consolidation of BHPA and/or the elimination of historical transactions that become “inter-company transactions” as a result of such consolidation.

(pp)	To eliminate the income tax expense from the historical books of Trump Indiana, as Trump Indiana will make an election to be taxed as a Qualified Subchapter S Subsidiary.

(qq)	To eliminate the expense associated with the contributions made to the Trump Foundation as such obligation is terminated as part of the amendment to the Company's development agreement.

(d) Exhibits.

Number	Description

99.1
The unaudited financial statements of Trump Indiana, Inc. as of September 30, 2005 and for the for the period May 20, 2005 to September 30, 2005 (Reorganized Company), January 1, 2005 to May 19, 2005 (Predecessor Company) and for the nine months ended September 30, 2004 (Predecessor Company).

99.2	The audited financial statements of Trump Indiana, Inc. as of December 31, 2004 and 2003 and for the years ended December 31, 2004, 2003 and 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 8, 2006                 THE MAJESTIC STAR CASINO, LLC

By:  /s/ Jon S. Bennett
Jon S. Bennett, Vice President and Chief Financial Officer

THE MAJESTIC STAR CASINO CAPITAL CORP.

By:  /s/ Jon S. Bennett
Jon S. Bennett, Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Description

99.1
The unaudited financial statements of Trump Indiana, Inc. as of September 30, 2005 and for the for the period May 20, 2005 to September 30, 2005 (Reorganized Company), January 1, 2005 to May 19, 2005 (Predecessor Company) and for the nine months ended September 30, 2004 (Predecessor Company).

99.2	The audited financial statements of Trump Indiana, Inc. as of December 31, 2004 and 2003 and for the years ended December 31, 2004, 2003 and 2002.